Exhibit 23.1
INSIGHT ENTERPRISES, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Insight Enterprises, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-147879, 333-110915, 333-42686, 33-96286, 33-03158, and 333-69113) on Form S-8 of Insight Enterprises, Inc. of our reports dated February 27, 2008, with respect to the consolidated balance sheets of Insight Enterprises, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, and to the reference to our firm in Item 6, Selected Financial Data, which reports and reference appear in the December 31, 2007, annual report on Form 10-K of Insight Enterprises, Inc.
Our report on the consolidated financial statements refers to changes in the method of accounting for uncertainty in income taxes, stock-based compensation, and asset retirement obligations.
/s/ KPMG LLP
Phoenix, Arizona
February 27, 2008